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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                      Company               Jurisdiction
               ------------------------    --------------
               1. Waite & Company, Inc.    Massachusetts
               2. Zefer Canada Inc.        Ontario, Canada
               3. Zefer Corp. Northeast    Delaware
               4. Zefer Corp. West LLC     California
               5. Zefer Ltd.               United Kingdom
               6. Zefer Investments LLC    Delaware
               7. Zefer Securities Corp.   Massachusetts